Exhibit 14.(a).2

CONSENT

I hereby consent to the inclusion of the summary of my actuarial calculations  of Blue Square's various employee benefits as described under the caption “Summary of Significant Accounting Policies” (note 2t) in the consolidated financial statements of Blue Square-Israel Ltd. contained in the Annual Report on Form 20-F of Blue Square-Israel Ltd., filed with the Securities and Exchange Commission, and to the incorporation by reference of such summary in the previously filed Registration Statement on Form S-8 (No. 333-149175) of Blue Square-Israel Ltd.

Tel Aviv, Israel	/s/ Kost, Forer, Gabby & Kasierer
June 23, 2009	Kost, Forer, Gabby & Kasierer